Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257048 on Form S-8 of our report dated February 24, 2023, relating to the financial statements of Zeta Global Holdings Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

February 24, 2023